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EXHIBIT 99.1

Oak Technology Completes Sale of Optical Business to Sunplus
Invests in a New Joint Venture, Sunext Technology

        SUNNYVALE, Calif.—April 04, 2003—Oak Technology, Inc., (Nasdaq: OAKT) today announced that the sale of its optical storage business to Sunplus Technology (TSE: 2401), a Taiwan-based publicly held, fabless integrated circuit design house focused on the consumer market, has been completed.

        The transaction, which closed on April 3, includes the transfer of Oak's optical storage business and certain assets to Sunplus for approximately $30 million, which includes $16 million in cash and the equivalent of $14 million in shares of Sunplus common stock. Oak will also become a minority investor in Sunext Technology Co., Ltd., a new spin-off company created by Sunplus and Oak.

        "We are very pleased that this transaction establishes a strategic partnership between Oak and Sunplus and can create significant value for our shareholders," said Young Sohn, chairman and chief executive office of Oak Technology. "We are committed to supporting Sunext Technology as it becomes a new leader in optical storage."

        "Sunext Technology combines Oak's many years of investment in the creation of leading optical storage technologies in CD-RW, Combo and RDVD with the expertise and technologies that Sunplus has developed in multi-media IC design," said Huang Chou-chye, chairman of Sunplus Technology. "We believe this partnership between Oak and Sunplus creates a new market leader and provides a strong supplier with innovative products to optical drive manufacturers."

About Oak Technology

        Oak Technology, Inc., a leading provider of solutions for the storage, manipulation and distribution of digital content, is committed to driving the emerging world of connected consumer appliances. The company's fully integrated products and technologies target two key markets: digital imaging (advanced copiers, printers, faxes, scanners and MFPs) and digital home entertainment (digital TV, HDTV and PVRs). Founded in 1987, Oak is headquartered in Sunnyvale, California, and has sales offices, design centers and research facilities around the world. The company trades on the NASDAQ Stock Exchange under the symbol OAKT. Additional information about Oak and its digital solutions can be found at www.oaktech.com.

About Sunplus Technology

        Sunplus Technology Co. Ltd. is one of the largest consumer IC design houses in Taiwan. Sunplus is listed on the Taiwan Stock Exchange (TSE) under ticket 2401 and trades GDRs on the London Stock Exchange under the symbol SUPD. Further information about Sunplus can be found at www.sunplus.com.tw

        "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: In addition to the historical information contained herein, statements in this press release may contain forward-looking statements within the meaning of the Federal securities laws and are subject to the safe harbors created thereby. The foregoing statements may consist of forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Factors that could cause actual outcome to differ materially from those set forth include, without limitation, the rate of adoption of new technology, the rate of growth of the optical storage, digital imaging, and HDTV market, changes in product mix, distribution channels, or manufacturing costs; the demand for semiconductors and end-user products that incorporate semiconductors; technological difficulties and resource constraints encountered in developing and/or introducing new products, and market acceptance of new products. Forward- looking statements contained in this press release regarding expected financial results, industry trends, sales and future product development and business strategies and activities should be considered in light of these factors, and those factors discussed from time to time in the company's public reports filed with the Securities and Exchange Commission, such as those discussed in the company's Annual Report on Form 10K for fiscal year ended June 30, 2002, and in quarterly reports on Form 10Q.

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        Oak Technology is a registered trademark of Oak Technology, Inc. All others are trademarks or registered trademarks of their respective owners.

Media Contact: Charles Cheng Oak Technology, Inc. (408) 523-6750 charlescheng@oaktech.com	Company Contact: John Edmunds Oak Technology, Inc. (408) 523-6510 johnedmunds@oaktech.com

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Oak Technology Completes Sale of Optical Business to Sunplus Invests in a New Joint Venture, Sunext Technology